UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2008

Alfacell Corporation

(Exact name of registrant as specified in its charter)

0-11088

(Commission File Number)

Delaware	22-2369085
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

300 Atrium Drive, Somerset, NJ 08873

(Address of principal executive offices, with zip code)

(732) 652-4525

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On December 10, 2008, Alfacell Corporation (the “Company”) issued a press release reporting certain financial and other information for the fiscal quarter ended October 31, 2008. A copy of the Company’s press release dated December 10, 2008 is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in that filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2008, the Company issued a press release announcing that Lawrence A. Kenyon, the Company’s president, chief financial officer and corporate secretary resigned as an employee of the Company, effective as of December 12, 2008. Mr. Kenyon will remain on the Company’s board of directors and will also serve as acting president, chief financial officer and corporate secretary until at least January 31, 2009. A copy of the Company’s press release dated December 12, 2008 is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Mr. Kenyon’s stock option agreement with the Company currently provides that all options, which have not vested as of the date his employment with the Company is voluntarily terminated by Mr. Kenyon, will terminate as of that date and all options which have vested as of that date will remain exercisable in accordance with their terms for the six month period following the date Mr. Kenyon’s employment with the Company was terminated. In consideration for his continued service as an officer of the Company and pursuant to the authority granted to the board of directors under the Company’s 2004 Stock Incentive Plan, as amended, the board of directors determined that Mr. Kenyon’s unvested options shall continue vesting according to their existing vesting schedule until such date as Mr. Kenyon ceases to be the Company’s acting president, chief financial officer and corporate secretary and the options held by Mr. Kenyon which have vested as of the date he ceases to be the Company’s acting president, chief financial officer and corporate secretary shall remain exercisable in accordance with their terms for the six month period after that date. Mr. Kenyon will continue to receive no compensation for serving on the board of directors until such time as he ceases to be the Company’s acting president, chief financial officer and corporate secretary, after which it is expected that he will receive the same compensation as is received by the other non-employee directors for so long as he continues to serve on the board of directors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Alfacell Corporation dated December 10, 2008.
99.2	Press Release of Alfacell Corporation dated December 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALFACELL CORPORATION

Date: December 16, 2008	By: /s/ Lawrence A. Kenyon
Lawrence A. Kenyon
Acting President, Chief Financial
Officer and Corporate Secretary